Exhibit 16


Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants


May 9, 2002


Securities and Exchange Commission
Washington, D.C.

Re:  Circuit Research Labs, Inc. --  Form 8-K
     Commission File Number --  0-11353


Dear Sir or Madam:

We have read the Form 8-K of Circuit Research Labs, Inc., dated May 1, 2002, and are in agreement with the statements contained therein.


/s/ Altschuler, Melvoin and Glasser LLP of California

    Altschuler, Melvoin and Glasser LLP of California



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